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SERIES D PREFERRED STOCK

INVESTMENT AGREEMENT

IMPORTANT NOTICE

Before investing in Probe’s Offering, investors need to have read Probe’s Offering documents and the related information and should know significant risks associated with making an investment in Probe which are more fully detailed in Probe’s Offering documents.

Probe can provide no assurance and no guarantee is hereby expressed or implied regarding achievement of all, or any of, Probe’s financial projections or business objectives.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY SECURITIES.  THE OFFERING IS MADE ONLY BY THE OFFERING DOCUMENTS.  ALL DOCUMENTS RELATED TO CORTXT’S OFFERING MUST BE READ IN CONJUNCTION WITH THE OFFERING DOCUMENTS IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATION AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES.  A COPY OF THE OFFERING DOCUMENTS MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING.

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SERIES D PREFERRED STOCK INVESTMENT AGREEMENT

This Series D Preferred Stock Investment Agreement (this “Agreement”) is made as of the ___________ __, 2013, by and among Probe Manufacturing, Inc. (the “Company”), a Nevada corporation, and the Purchaser(s) listed in the signature page hereof (the “Purchaser”).

RECITALS:

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, Subject to the terms and conditions of this Agreement, (i) each Purchaser agrees to purchase at the applicable Closing and the Company agrees to sell and issue to each Purchaser at such Closing that number of shares of Series D Preferred Stock set forth opposite such Purchaser’s name on Schedule 1, at a price per share equal to the Purchase Price and (ii) each Purchaser and the Company agree to be bound by the obligations set forth herein and to grant to the other parties hereto the rights set forth in this Agreement.

NO THREFORE, the Company and the Investor hereby agree as follows:

1.

PURCHASE AND SALE OF SERIES D PREFERRED STOCK.

1.1

Sale and Issuance of Series D Preferred Stock.

1.1.1

The Company’s board of directors shall adopt a resolution approving the terms and sale of the Series D Preferred Stock pursuant to the terms of this Agreement and the Company shall file a Certificate of Designation stating the voting powers, designations, preferences, limitations, restrictions and relative rights of the class or series in accordance with the terms of this Agreement with the Secretary of State of the State of Nevada on or before the Initial Closing (as defined below).

1.1.2

Subject to the terms and conditions of this Agreement, each investor listed as a “Purchaser” on Schedule 1 hereto (each “Purchaser” and together the “Purchasers”) agrees to purchase at the applicable Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at such Closing that number of shares of Series D Preferred Stock of the Company (“Series D Preferred Stock”)set forth opposite such Purchaser’s name on Schedule 1, at a purchase price per share equal to the Purchase Price.  The minimum investment made by each Purchaser shall be $100,000 with a maximum investment of $500,000.  The Company will offer up to $1,000,000 of the Series D Preferred Stock with an over-allotment not to exceed $500,000 for a total of $1,500,000 on a best efforts basis.

1.1.3   The Purchase Price shall be $100.00 per share of Series D Preferred Stock.

1.2

Closing; Delivery.

1.2.1

Theinitial purchase and sale of the shares of Series D Preferred Stock hereunder shall take place remotely via the exchange of documents and signatures on the Agreement Date

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or the subsequent date on which one or more Purchasers execute counterpart signature pages to this Agreement and deliver the Purchase Price to the Company (which date is referred to herein as the “Initial Closing”).

1.2.2

At any time and from time to time during the sixty (60) day period immediately following the Initial Closing (the “Additional Closing Period”), the Company may, at one or more additional closings (each an “Additional Closing” and together with the Initial Closing, each, a “Closing”), without obtaining the signature, consent or permission of any of the Purchasers in the Initial Closing or any prior Additional Closing, offer and sell to other investors (the “New Purchasers”), at a per share purchase price equal to the Purchase Price, up to that number of shares of Series D Preferred Stock that is equal to that number of shares of Series D Preferred Stock equal to the quotient of (x) Total Series D Investment Amount divided by (y) the Purchase Price, rounded up to the next whole share (the “Total Shares Authorized for Sale”) less the number of shares of Series D Preferred Stock actually issued and sold by the Company at the Initial Closing and any prior Additional Closings.  New Purchasers may include persons or entities who are already Purchasers under this Agreement.  The Company and each of the New Purchasers purchasing shares of Series D Preferred Stock at each Additional Closing will execute counterpart signature pages to this Agreement and each New Purchaser will, upon delivery by such New Purchaser and acceptance by the Company of such New Purchaser’s signature page and delivery of the Purchase Price by such New Purchaser to the Company, become a party to, and bound by, this Agreement to the same extent as if such New Purchaser had been a Purchaser at the Initial Closing and each such New Purchaser shall be deemed to be a Purchaser for all purposes under this Agreement as of the date of the applicable Additional Closing.

1.2.3

Promptly following each Closing, if required by the Company’s governing documents, the Company shall deliver to each Purchaser participating in such Closing a certificate representing the shares of Series D Preferred Stock being purchased by such Purchaser at such Closing against payment of the Purchase Price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness of the Company to Purchaser or by any combination of such methods.

1.3

Special Dividend. The Series D Preferred will be paid a special monthly divided at the rate of 17.5% per annum or at the option of the Purchaser such special may accrue such special dividends.  If the Company does not pay the special dividend within five (5) business days from the end of the calendar month for which the payment of such dividend to owed, the Company will pay the investor a penalty of 3.5%. Any unpaid or accrued special dividends will be paid upon a liquidation or redemption. For any other dividends or distributions, participation with Common Stock will be on an as-converted basis.

1.4

Conversion Rights.  The Purchaser may elect to convert the Series D Preferred Stock purchased hereunder, in his sole discretion, at any time after a one year (1) year holding period (the Holding Period”), by sending the Company a notice to convert.  The conversion rate shall equal to the greater of $0.08 or a 20% discount to the average of the three (3) lowest closing market prices of the common stock during the ten (10) trading day period prior to conversion. This Warrant is exercisable during the period commencing on the next day after the Holding Period, in whole or from time to time in part, at the option of the Purchaser, upon submitting to the Company a duly completed Notice of Conversion in the form attached hereto.

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1.4.1  Each conversion of the Series D Preferred Stock shall be deemed to have been effected immediately prior to the close of business on the day on a duly completed Notice of Conversion is received by the Company.

1.4.2  Within fifteen (15) business days after a duly completed Notice of Conversion is received by the Company, the Company at its expense will use its best efforts to cause to be issued in the name of, and delivered to the Purchaser a certificate or certificates for the number of full Common Stock Shares to which such Purchaser shall be entitled upon such conversion, which shall be rounded up to the nearest whole share in lieu of any fractional share to which such Purchaser would otherwise be entitled.

1.5

Common Stock Warrant(s). Investor shall receive one (1) warrant to purchase 50,000 shares of common stock for every $100,000 invested in the offering at a price per share equal to $0.10 per share and one (1) warrant to purchase 50,000 shares of common stock at a price per share equal to $0.20 (the “Warrants”).  The Warrants will be valid for a period of 5 years from the date of the Closing. The amount and price per share shall be subject to adjustments for stock dividends, splits, combinations and similar events.  The Warrants are governed by the terms of the Series F & G Common Stock Purchase Agreements.

1.6

Security Interest.  The Purchasers hereunder will have their investment secured by all assets, including but not limited to the equipment, accounts receivables and inventory of the Company and its subsidiaries.  Upon any default of this

2.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit B to this Agreement (the “Disclosure Schedule”), if any, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Agreement Date, except as otherwise indicated.

2.1

Organization, Good Standing, Corporate Power and Qualification.The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all corporate power and corporate authority required (a) to carry on its business as presently conducted and as presently proposed to be conducted and (b) to execute, deliver and perform its obligations under this Agreement.  The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to so qualify or be in good standing would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

2.2

Capitalization.The authorized capital of the Company consists, immediately prior to the Closing (unless otherwise noted), of the following.

2.2.1

200,000,000 shares of the common stock of the Company, $0.001 par value per share (the “Common Stock”), (a) 20,331,906 shares of which are issued and outstanding immediately prior to the Closing.  All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and were issued in material compliance with all applicable federal and state securities laws.

2.2.2

10,000,000 shares of the preferred stock of the Company, $0.001 par value per share (the “Preferred Stock”), 15,000 of which will be designated as Series D Preferred Stock, none of which are issued and outstanding immediately prior to the Closing.

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2.2.3

2,000,000shares of Common Stock are subject to issuance to officers, directors, employees and consultants of the Company pursuant to the Company’s Equity Incentive Plan duly adopted by the Board of Directors of the Company (the “Board”) and approved by the Company stockholders (the “Stock Plan”).  Of such shares of Common Stock reserved under the Stock Plan, options to purchase 1,500,000 shares have been granted and are currently outstanding, and 313,362shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

2.2.4

There are no outstanding preemptive rights, options, warrants, conversion privileges or rights (including but not limited to rights of first refusal or similar rights), orally or in writing, to purchase or acquire any securities from the Company including, without limitation, any shares of Common Stock, or Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock, except for (a) the conversion privileges of the Shares to be issued under this Agreement pursuant to the terms of the Certificate of Designation, (b), and (c) the securities and rights described in Section 2.2.3 of this Agreement.

2.3

Subsidiaries.  The Company currently does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity, other than a 100% controlling interest in Trident Manufacturing, Inc., a Utah corporation.  The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4

Authorization.All corporate action has been taken, or will be taken prior to the applicable Closing, on the part of the Board and stockholders that is necessary for the authorization, execution and delivery of this Agreement by the Company and the performance by the Company of the obligations to be performed by the Company as of the date hereof under this Agreement.  This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5

Valid Issuance of Shares.  The shares of Series D Preferred Stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser.  Based in part on the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, the offer, sale and issuance of the shares of Series D Preferred Stock to be issued pursuant to and in conformity with the terms of this Agreement and the issuance of the Common Stock, if any, to be issued upon conversion thereof for no additional consideration and pursuant to the Restated Charter, will be issued in compliance with all applicable federal and state securities laws.  The Common Stock issuable upon conversion of the shares of Series D Preferred Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Charter, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser.  Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to filings pursuant to Regulation D of the Securities Act and applicable state securities laws, the Common Stock

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issuable upon conversion of the shares of Series D Preferred Stock will be issued in compliance with all applicable federal and state securities laws.

2.6

Litigation.There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body or, to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

2.7

Intellectual Property.  The Company owns or possesses sufficient legal rights to all Intellectual Property (as defined below) that is necessary to the conduct of the Company’s business as now conducted and as presently proposed to be conducted (the “Company Intellectual Property”) without any violation or infringement (or in the case of third-party patents, patent applications, trademarks, trademark applications, service marks, or service mark applications, without any violation or infringement known to the Company) of the rights of others. No product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any rights to any patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes (collectively, “Intellectual Property”) of any other party, except that with respect to third-party patents, patent applications, trademarks, trademark applications, service marks, or service mark applications the foregoing representation is made to the Company’s knowledge only.  Other than with respect to commercially available software products under standard end-user object code license agreements, there is no outstanding option, license, agreement, claim, encumbrance or shared ownership interest of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person. The Company has not received any written communications alleging that the Company has violated or, by conducting its business, would violate any of the Intellectual Property of any other person.

2.8

Employee and Consultant Matters. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the Purchasers or delivered to the counsel for the Purchasers.  No current or former employee or consultant has excluded any work or invention from his or her assignment of inventions. To the Company’s knowledge, no such employees or consultants is in violation thereof.  To the Company’s knowledge, none of its employees is obligated under any judgment, decree, contract, covenant or agreement that would materially interfere with such employee’s ability to promote the interest of the Company or that would interfere with such employee’s ability to promote the interests of the Company or that would conflict with the Company’s business. To the Company’s knowledge, all individuals who have purchased unvested shares of the Company’s Common Stock have timely filed elections under Section 83(b) of the Internal Revenue Code of 1986, as amended.

2.9

Compliance with Other Instruments.  The Company is not in violation or default (a) of any provisions of the Restated Charter or the Company’s bylaws, (b) of any judgment, order, writ or decree of any court or governmental entity, (c) under any agreement, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party that is required to be listed on the Disclosure Schedule, or, (d) to its knowledge, of any provision of federal or state statute, rule or regulation materially applicable to the Company.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or default, or constitute, with or without the passage of time and giving of

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notice, either (i) a default under any such judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10

Title to Property and Assets.  The Company owns its properties and assets free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company.  With respect to the property and assets it leases, the Company is in material compliance with each such lease.

2.11

Agreements.  Except for this Agreement, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party that involve (a) obligations (contingent or otherwise) of, or payments to, the Company in excess of $500,000, (b) the license of any Intellectual Property to or from the Company other than licenses with respect to commercially available software products under standard end-user object code license agreements or standard customer terms of service and privacy policies for Internet sites, (c) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person, or that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (d) indemnification by the Company with respect to infringements of proprietary rights other than standard customer or channel agreements (each, a “Material Agreement”).  The Company is not in material breach of any Material Agreement.  Each Material Agreement is in full force and effect and is enforceable by the Company in accordance with its respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) the effect of rules of law governing the availability of equitable remedies.

2.12

Liabilities.The Company has no liabilities or obligations, contingent or otherwise, in excess of $250,000 individually or $2,000,000 in the aggregate.

3.

REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows.

3.1

Authorization.The Purchaser has full power and authority to enter into this Agreement.  This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) the effect of rules of law governing the availability of equitable remedies.

3.2

Purchase Entirely for Own Account.This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the shares of Series D Preferred Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any

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person to sell, transfer or grant participations to such person or to any third person, with respect to any of the shares of Series D Preferred Stock.  The Purchaser has not been formed for the specific purpose of acquiring the shares of Series D Preferred Stock.

3.3

Disclosure of Information.The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the shares of Series D Preferred Stock with the Company’s management.  Nothing in this Section 3, including the foregoing sentence, limits or modifies the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4

Restricted Securities. The Purchaser understands that the shares of Series D Preferred Stock have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the shares of Series D Preferred Stock are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, the Purchaser must hold theshares of Series D Preferred Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that the Company has no obligation to register or qualify the shares of Series D Preferred Stock, or the Common Stock into which it may be converted, for resale.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the shares of Series D Preferred Stock, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5

No Public Market. The Purchaser understands that no public market now exists for the shares of Series D Preferred Stock, and that the Company has made no assurances that a public market will ever exist for the shares of Series D Preferred Stock.

3.6

Legends.  The Purchaser understands that the shares of Series D Preferred Stock and any securities issued in respect of or exchange for the shares of Series D Preferred Stock, may bear any one or more of the following legends:  (a) any legend set forth in, or required by, this Agreement; (b) any legend required by the securities laws of any state to the extent such laws are applicable to the shares of Series D Preferred Stock represented by the certificate so legended; and (c) the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

3.7

Accredited and Sophisticated Purchaser. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  The Purchaser is an investor in securities of companies in the development stage and acknowledges that

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Purchaser is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares of Series D Preferred Stock.  If other than an individual, Purchaser also represents it has not been organized for the purpose of acquiring the shares of Series D Preferred Stock.

3.8

No General Solicitation.  Neither the Purchaser nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation with respect to the offer and sale of the shares of Series D Preferred Stock, or (b) published any advertisement in connection with the offer and sale of the shares of Series D Preferred Stock.

3.9

Exculpation Among Purchasers.  The Purchaser acknowledges that it is not relying upon any person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  The Purchaser agrees that neither any Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the shares of Series D Preferred Stock.

3.10

Residence.If the Purchaser is an individual, then the Purchaser resides in the state identified in the address of the Purchaser set forth on the signature page hereto and/or on Schedule 1; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on the signature page hereto and/or on Schedule 1. In the event that the Purchaser is not a resident of the United States, such Purchaser hereby agrees to make such additional representations and warranties relating to such Purchaser’s status as a non-United States resident as reasonably may be requested by the Company and to execute and deliver such documents or agreements as reasonably may be requested by the Company relating thereto as a condition to the purchase and sale of any shares of Series D Preferred Stock by such Purchaser.

4.

COVENANTS OF THE COMPANY.  The Company shall become obligated to strictly comply with the following covenants upon receiving $750,000 in funds from the sale of the Series D. Preferred Stock, the failure of which will constitute a material breach of this Agreement.

4.1

Information Rights.

4.1.1

Financial Information.  The Company will furnish to each Purchaser monthlyunaudited financial statements of the Company, including the Company’s sales data, customer bookings and current sales backlog, account receivables, account payables, profit and loss statements and other relevant financial data that may be deemed necessary to keep the Purchaser informed about the Company’s financial condition.; and (2) quarterly unaudited financial statements for each fiscal quarter of the Company (except the last quarter of the Company’s fiscal year), including an unaudited balance sheet as of the end of such fiscal quarter, an unaudited statement of operations and an unaudited statement of cash flows of the Company for such quarter, all prepared in accordance with generally accepted accounting principles and practices, subject to changes resulting from normal year-end audit adjustments.  If the Company has audited records of any of the foregoing, it shall provide those in lieu of the unaudited versions.

4.1.2

Confidentiality.  Anything in this Agreement to the contrary notwithstanding, no Purchaser by reason of this Agreement shall have access to any trade secrets or confidential information of the Company.  The Company shall not be required to comply with any

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information rights in respect of any Purchaser whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of ten percent (10%) or more of a competitor.  Each Purchaser agrees that such Purchaser will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement other than to any of the Purchaser’s attorneys, accountants, consultants, and other professionals, to the extent necessary to obtain their services in connection with monitoring the Purchaser’s investment in the Company.

4.1.3

Inspection Rights.  The Company shall permit each Purchaser to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Purchaser.

4.2

Use of Proceeds.The Company hereby agrees that it shall use the proceeds for the purpose of paying off any outstanding credit lines, account-receivables financing arrangements and like financial arrangements.

4.3

Payment of Special Dividend.Pay the special monthly divided at the rate of 17.5% per annum or at the option of the Purchaser such special may accrue such special dividends.  If the Company does not pay the special dividend within five (5) business days from the end of the calendar month for which the payment of such dividend to owed, the Company will pay the investor a penalty of 3.5%. Any unpaid or accrued special dividends will be paid upon a liquidation or redemption.

4.4

Reservation of Common Stock.The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series D Preferred Stock, all Common Stock issuable from time to time upon conversion of that number of shares of Series D Preferred Stock equal to the Total Shares Authorized for Sale, regardless of whether or not all such shares have been issued at such time.

4.5

Investor Relations.  The Company shall retain an investor relations firm and shall pay a minimum of $2,500 per month on investor relations.

4.6

Additional Capital Offering(s).  The Company shall use its best efforts to raise an additional $250,000 in equity financing on or before October 31, 2013.

4.7

Security Interest.  The Company hereby grants to Purchaser(s) a first priority security interest in all assets, including but not limited to, the equipment, account receivables and inventory of the Company and its subsidiaries (the “Collateral”).  The Company hereby irrevocably authorizes the Purchaser(s) at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that the Purchaser(s) reasonably deems necessary to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of the Purchaser(s), free and clear of all Liens and claims and rights of third parties whatsoever, and the Company shall cooperate with the Investor with respect to such filings.  Without the prior written consent of the Purchaser(s), the Company will not, in any way, hypothecate or create or permit to exist any Lien on or other interest in the Collateral, and the Company will not sell, transfer, assign, pledge, collaterally assign, exchange or otherwise dispose of the Collateral.

5.

RESTRICTIONS ON TRANSFER.

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5.1

Limitations on Disposition.  Each person owning of record shares of Common Stock of the Company issued or issuable pursuant to the conversion of the shares of Series D Preferred Stock and any shares of Common Stock of the Company issued as a dividend or other distribution with respect thereto or in exchange therefor or in replacement thereof (collectively, the “Securities”) or any assignee of record of Securities (each such person, a “Holder”) hereby agrees not to make any disposition of all or any portion of any Securities unless and until:

(a)

there is then in effect a registration statement under the Securities Act, covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)

such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of Sections 5.1(a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Securities in compliance with the Securities and Exchange Commission’s Rule 144 or Rule 144A, or (ii) for any transfer of any Securities by a Holder that is a partnership, limited liability company, a corporation or a venture capital fund to (A) a partner of such partnership, a member of such limited liability company or stockholder of such corporation, (B) an affiliate of such partnership, limited liability company or corporation (including, without limitation, any affiliated investment fund of such Holder), (C) a retired partner of such partnership or a retired member of such limited liability company, (D) the estate of any such partner, member or stockholder, or (iii) for the transfer by gift, will or intestate succession by any Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in the case of clauses (ii) and (iii) the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if the transferee were an original Purchaser hereunder and in the case of clause (iii) the transfer was without additional consideration or at no greater than cost.

6.

PROTECTIVE PROVISIONS.

6.1

General.  So long as51% of shares of Series D Preferred are outstanding, in addition to any other vote or approval required under the Company’s Charter or By-laws, the Company will not, without the written consent of the holders of at least 51% of the Company’s Series D Preferred outstanding, either directly or indirectly by amendment, merger, consolidation, or otherwise: (i) liquidate, dissolve or wind-up the business and affairs of the Company, or effect any Deemed Liquidation Event or consent to any of the foregoing if such Deemed Liquidation Event would result in the Investor not being made whole in their investment hereunder; (ii) amend, alter, or repeal any provision of the Certificate of Incorporation or Bylaws in a manner adverse to the Series D Preferred; (iii) create or authorize the creation of or issue or obligate itself to issue shares of, any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior toor on parity with the Series D Preferred, or increase the authorized number of shares of Series D Preferred or of any additional class or series of capital stock unless it ranks junior to the Series D Preferred; (iv) reclassify, alter or amend any existing security that is junior to or on parity with the Series D Preferred, if such reclassification, alteration or amendment would render such other security senior to or on parity with the Series D Preferred; (v) purchase or redeem or pay any dividend on any capital stock prior to the Series D Preferred, other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market

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value or cost; other than as approved by the Board; or (vii) dispose of any subsidiary stock or all or substantially all of any subsidiary assets.

7.

REDEMPTION; LIQUIDATION PREFERENCE.

7.1

Purchaser Redemption Right.  The Series D Preferred shall be redeemable from funds legally available for distribution at the option of the individual holders of the Series D Preferred commencing any time after the one (1) year period from the Closing(the “Redemption Period”) at a price equal to the Purchase Price plus all accrued but unpaid dividends.  If Company is not in financial position to pay it back it need to notify the Purchaser(s) thirty (30) days prior the Redemption Period commencing and both parties will negotiate in good faith for an extension of the Redemption Period.

7.2

Company Redemption Right.  Notwithstanding, the Company may elect to redeem the Series D Preferred shares any time after the Closing at a price equal to Purchase Price plus all accrued but unpaid dividends subject to the Purchaser(s) right to convert by providing the Purchaser’s written notice about its intent to redeem whereby the Purchaser(s) shall have the right to convert per the terms of the conversion terms at least ten (10) days prior to such redemption by the Company.

7.3

Liquidation Preference.  The Company hereby agrees to first pay one times the Purchase Price plus accrued dividends plus declared and unpaid dividends on each share of Series D Preferred.  Thereafter, the Series D Preferred participates with the Common Stock pro rata on an as-converted basis.

8.

GENERAL PROVISIONS.

8.1

Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2

Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

8.3

Counterparts; Facsimile or Electronic Signature. This Agreement may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4

Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5

Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile or electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then

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on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature page or Schedule 1, or to such address, facsimile number or electronic mail address as subsequently modified by written notice given in accordance with this Section 8.5.

8.6

No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.7

Attorneys’ Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement; provided, however, that the Company shall, at the Closing, reimburse the fees and expenses of one counsel for Purchasers, for a flat fee equal to the Purchaser Counsel Reimbursement Amount.

8.8

Amendments and Waivers. Except as specified in Section 1.2.2, any term of this Agreement may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Purchasers holding a majority of the then-outstanding shares of Series D Preferred Stock (or Common Stock issued on conversion thereof); provided, however, that any amendment to Section 7.1(a) or Section 7.1(c) shall also require the additional written consent of the holders of a majority of the outstanding shares of the Company’s Common Stock then held by all of the Common Control Holders.  Any amendment or waiver effected in accordance with this Section 8.8 shall be binding upon the Purchasers, the Key Holders, each transferee of the shares of Series D Preferred Stock (or the Common Stock issuable upon conversion thereof) or Common Stock from a Purchaser or Key Holders, as applicable, and each future holder of all such securities, and the Company.

8.9

Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.10

Delays or Omissions.No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent

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specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.11

Termination.  Unless terminated earlier pursuant to the terms of this Agreement, (x) the rights, duties and obligations under Sections 4, 6 and 7 shall terminate immediately prior to the closing of the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act, (y) notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) shall terminate upon the closing of a Deemed Liquidation Event as defined in the Company’s Restated Charter, as amended from time to time and (z) notwithstanding anything to the contrary herein, Section 1, Section 2, Section 3, Section 4.1.2 and this Section 8 shall survive any termination of this Agreement.

8.12

Dispute Resolution. The Parties hereby irrevocably and unconditionally agree that Any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this agreement, shall be settled at the request of any party to this agreement, by final and binding arbitration administered by American Arbitration Association, conducted in Irvine, California, administered by and in accordance with the then existing Rules of Practice and Procedure of American Arbitration Association, and judgment upon any award rendered by the arbitrator(s) may be entered by any state or federal court having jurisdiction thereof. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding.

8.13

Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) together with the Restated Charter constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

THE COMPANY:
Name:
By:
Title:

PURCHASERS:
[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]
Name:	Name:
[TYPE NAME ON LINE]
By:	By:
Title:		[SIGN HERE]

SUBSCRIPTION AMOUNT:

Purchaser hereby irrevocably commits to purchase a Note in the principal amount of

$_________________________.

Note that the principal amount shown above must be in increments of US$25,000.00 and must meet the following minimum investment requirements of $100,000.

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EXHIBIT A

SCHEDULE OF PURCHASERS

PURCHASERS:

Name, Address and E-Mail of Purchaser	Series D Preferred Stock Shares Purchased	Indebtedness Cancellation	Cash Payment	Total Purchase Amount

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EXHIBIT B

DISCLOSURE SCHEDULE

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EXHIBIT C

FORM OF OFFICER’S CERTIFICATE

Officer’s Certificate

The undersigned, Kambiz Mahdi, is the Chief Executive Officer and Chairman of Probe Manufacturing, Inc., a Nevada Company, ("Company"), and is delivering this Officer's Certificate to the Purchaser(s) of the Series D Preferred Stock Offering ("Purchaser"), pursuant to that certain Preferred Series D Stock Investment Agreement, dated June 20, 2013, by and between Company and the Purchaser(s) (the "Agreement"). Capitalized terms used herein shall have the meanings given to them in the Agreement. Company hereby certifies to Purchaser that as of the date hereof the following conditions precedent to consummate the Closing have been satisfied:

1. All representations and warranties of the Company contained in the Agreement are true and correct in all material respects as of the date of the Closing, and

2. All covenants and agreements required by the terms of the Preferred Series D Stock Investment Agreement to be performed and complied with by Company prior to or at the Closing have been duly performed in all material respects as of the date of the Closing.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed June [__], 2013.

Probe Manufacturing, Inc.

By: ____________________________

Kambiz Mahdi, CEO & Chairman

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EXHIBIT D

FORM OF LEGAL OPINION

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.

The Company is validly existing as a corporation and in good standing under Nevada law and is qualified as a foreign corporation and in good standing in California.

2.

The Company has the corporate power to execute and deliver the Transaction Documents in which it is named as a party and to perform its obligations thereunder.

3.

The Company has duly authorized, executed and delivered the Transaction Documents in which it is named as a party, and such Transaction Documents constitute its valid and binding obligations enforceable against it in accordance with their terms.

4.

The execution and delivery by the Company of the Transaction Documents and the performance by the Company of its obligations under the Transaction Documents, including its issuance and sale of the Preferred Shares and issuance of shares of Common Stock upon conversion of the Preferred Shares in accordance with the Company’s certificate of incorporation (the “Conversion Shares”), do not and will not (i) violate the Nevada Revised Statutes governing corporations (“NRS”), the law of State of California or United States federal law,  (ii) violate any court order, judgment or decree,  (iii) result in a breach of, or constitute a default under, any of the agreements or instruments; and/or (iv) violate the Company’s certificate of incorporation or by-laws.

5.

The Company is not required to obtain any consent, approval, license or exemption by, or order or authorization of, or to make any filing, recording or registration with, any governmental authority pursuant to the NRS, the law of California or United States federal law in connection with the execution and delivery by the Company of the Transaction Documents in which it is named as a party or the performance by it of its obligations other than those that have been obtained or made.

6.

The authorized capital stock of the Company is accurately stated in the Preferred Series D Stock Investment Agreement, dated June 20, 2013. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

7.

The Preferred Shares have been duly authorized, and when issued, delivered and paid for in accordance with the Purchase Agreement, will be validly issued, fully paid and nonassessable.  The Conversion Shares have been duly authorized and, when issued in accordance with the Company's certificate of incorporation upon conversion of the Preferred Shares, will be validly issued, fully paid and nonassessable.  Neither the issuance or sale of the Preferred Shares nor the issuance of the Conversion Shares is subject to any preemptive rights under the NRS or the Company’s certificate of incorporation or by-laws.

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8.

Based on, and assuming the accuracy of, the representations of each of the Purchasers in the Purchase Agreement, the sale of the Preferred Shares pursuant to the Purchase Agreement does not, the sale of the Warrants pursuant to the Series F & G Warrant Purchase Agreements and the issuance of the Conversion Shares upon conversion of the Preferred Shares or the Warrants in accordance with the Company’s certificate of incorporation will not (assuming no commission or other remuneration is paid or given directly or indirectly for soliciting the conversion), require registration under the Securities Act.

LAW OFFICE

______________________

Name of Attorney

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EXHIBIT E

CONVERSION NOTICE

Probe Manufacturing, Inc.:

Theundersignedherebyelectstoconvert _________________________sharesofSeriesDPreferred Stock(“SeriesD Stock”)ofProbe Manufacturing,Inc.(the“Company”), represented bythe attached certificate no. , into shares of the Company’sStock(“CommonShares”)pursuant to the formula stated in Section 1.4 of the Series D Preferred Stock Investment Agreement, dated June 17, 2013.

ThestockcertificatefortheCommon Sharesissuableupontheconversion ofthe

Series D Stock shouldberegisteredinthenameof _____________________ and delivered to the following address:

______________________________________

______________________________________

______________________________________

______________________________________

Executed this ___ day of _____________, 201__

By: _______________________________________________

Signature

Print Name:_________________________________________

[If the holder of the attached Series 1 Class B Shares is an entity and not an individual, please print below the name of the entity and the title of the Authorized Representative who signed this conversion notice on behalf of such entity]

Entity Name:________________________________________

Title of Authorized

Representative:______________________________________